Exhibit 1.1

MRC Global Inc.

Common Stock, Par Value $0.01 per Share

Underwriting Agreement

March 6, 2013

Goldman, Sachs & Co.,

Barclays Capital Inc.,

Robert W. Baird & Co. Incorporated

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The stockholder named in Schedule II hereto (the “Selling Stockholder”) of MRC Global Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 23,000,000 shares of common stock, par value $0.01 per share (“Stock”), of the Company and, at the election of the Underwriters, up to 3,450,000 additional shares of Stock. The aggregate of 23,000,000 shares to be sold by the Selling Stockholder is herein called the “Firm Shares” and the aggregate of 3,450,000 additional shares that may be sold by the Selling Stockholder is herein called the “Optional Shares.” The Firm Shares and the Optional Shares, which the Underwriters elect to purchase pursuant to Section 2 hereof, are herein collectively called the “Shares.”

1. (i) The Company represents and warrants to, and agrees with, each of the Underwriters, as of the Applicable Time, that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-187034) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective upon filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 5:15 p.m (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other information and documents listed in Schedule III(a) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the representatives expressly for use therein and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the representatives expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”) otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

(g) The Company and its subsidiaries have good and marketable title in fee simple to all material real property owned by them and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Disclosure Package and the Prospectus or such as are not reasonably expected to have in the aggregate a Material Adverse Effect; and any material real property and material buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not reasonably expected to have a Material Adverse Effect;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing in any jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission, “Significant Subsidiary”) of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(i) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company (including the Shares to be sold by Selling Stockholder) have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise set forth in the Pricing Disclosure Package and the Prospectus and except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such conflicts, breaches, violations or defaults, as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company or the subsidiaries is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act and the Exchange Act, of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Shares by the Underwriters;

(k) (i) The Company is not in violation of its Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, (ii) none of the Company’s Significant Subsidiaries is in violation of its respective certificates of incorporation or by-laws (or similar organizational documents), and (iii) neither the Company nor any of its Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of each of (i), (ii) and (iii) where such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(l) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Our Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders of Common Stock” and “Underwriting (Conflicts of Interests)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(m) Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o) Ernst & Young LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries included in the Pricing Prospectus and the Prospectus, is an independent public accounting firm with respect to the Company and its consolidated subsidiaries, as required by the Act and the rules and regulations of the Commission thereunder;

(p) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal accounting controls;

(r) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(s) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information required to be disclosed by the Company and its subsidiaries in the reports it files or will file or submit under the Exchange Act, as applicable, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(t) The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the actual or alleged exposure to, or the investigation or remediation of any disposal or release of, any hazardous or toxic substances or wastes, pollutants or contaminants (including asbestos or asbestos containing materials), except in the case of (i), (ii) and (iii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(u) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(v) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have conducted their businesses in compliance in all respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(w) The operations of the Company and its subsidiaries are currently in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including Section 352(a) of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened or contemplated;

(x) Neither the Company nor any of its subsidiaries is established under the laws of, or doing a material amount of business or otherwise resident in, any country that is the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), nor is the Company or any such subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries currently (i) on any SDN or Blocked Persons List issued by OFAC or (ii) the subject of any investigation or other proceedings related to the economic sanctions regulations administered by OFAC;

(y) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, that are effective and applicable to the Company as of the date hereof; and

(z) This Agreement has been duly authorized, executed and delivered by the Company.

(ii) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company, as of the Applicable Time, that:

(a) The Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

(b) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the limited liability company agreement of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any property or assets of the Selling Stockholder, except in each such case for such conflicts, breaches, violations or defaults which would not have a material adverse effect on the Selling Stockholder, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the federal securities laws or state securities or Blue Sky laws in connection with the registration, purchase and distribution of the Shares;

(c) The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the Shares and payment therefor pursuant hereto, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(d) On or prior to the date of the Pricing Prospectus, the Selling Stockholder has executed and delivered to the Underwriters a lock-up agreement substantially in the form attached as Annex IV hereto;

(e) The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f) The Selling Stockholder Information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As used in this Agreement, the “Selling Stockholder Information” means information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus, it being understood and agreed that the only Selling Stockholder Information so furnished by the Selling Stockholder consists solely of the name and address of the Selling Stockholder, the number of shares owned and the number of shares proposed to be sold by the Selling Stockholder, and the information about the Selling Stockholder appearing in the text corresponding to the footnote adjacent to such Selling Stockholder’s name under the caption “Selling Stockholder” in the Pricing Disclosure Package and the Prospectus or any amendments or supplements thereto; and

(g) The Selling Stockholder will deliver to the Underwriters prior to or at the First Time of Delivery a properly completed and executed IRS Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(h) The Selling Stockholder will deliver to the Underwriters prior to or at the First Time of Delivery a properly completed and executed certification of non-foreign status substantially in the form set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv); and

(i) The Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $26.81, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Selling Stockholder hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder, to the extent indicated in Schedule II hereto, agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder, as and to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to 3,450,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. If any Optional Shares are to be purchased, the number of Optional Shares to be purchased by each Underwriter shall be the number of Optional Shares which bears the same ratio to the aggregate number of Optional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the representatives in their sole discretion shall make. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form and in such authorized denominations and registered in such names as the representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder, shall be delivered by or on behalf of the Selling Stockholder to the representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the representatives at least forty-eight hours in advance. The purchase price payable by the Underwriters shall be reduced by (i) any transfer taxes payable by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law. The Selling Stockholder will cause the certificates representing the Shares to be made available for checking and packaging or will otherwise make Shares available through DTC in uncertificated form at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March 12, 2013 or such other time and date as the representatives, the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the representatives in the written notice given by the representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the representatives, the Company and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form to which you shall not reasonably object and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery to which you reasonably object promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule

433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(d) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(e) Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement (or as otherwise agreed to by the parties) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the Underwriters notify the Company that, or the Company otherwise has knowledge that, the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (i) the Shares to be sold hereunder or pursuant to employee benefit plans and stock option, restricted stock and other equity plans pursuant to which employees and directors may receive awards in respect of Stock, (ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (iii) the filing of any registration statement on Form S-8 or S-8/S-3 relating to securities described in clauses (i) and (ii) above or any other securities eligible to be covered by a Form S-8, and (iv) offers, sales and issuances of up to 10% of the Stock outstanding at the time of the issuance as consideration or partial consideration for acquisitions of businesses or in connection with the formation of joint ventures), without the prior written consent of Goldman, Sachs & Co.

(h) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company shall be deemed to comply with this covenant so long as it files all reports required under Section 13 or 15(d) of the Exchange Act with the Commission;

(i) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company shall be deemed to comply with this covenant so long as it files all reports required under Section 13 or 15(d) of the Exchange Act with the Commission;

(j) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l) To use its best efforts to maintain, within the time periods specified in and to the extent required by Rule 13a-15 under the Exchange Act, a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act.

6. (a) The Company represents and agrees that, without the prior consent of the representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior consent of the Company and the representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to in accordance with this Section 6(a) is listed on Schedule III(a) or Schedule III(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing at the time of such issuance, not misleading, the Company will give prompt notice thereof to the representatives and, following such notice, if requested by the representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this Section 6(c) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the representatives expressly for use therein.

7. The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and Selling Stockholder’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement and the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements of counsel not to exceed $15,000); (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder; and (ix) all other costs and expenses incident to the performance of the Company and the Selling Stockholder’s respective obligations hereunder which are not otherwise specifically provided for in this Section, including costs incurred in connection with investor presentations or any “road show” in connection with the offering and sale of the Shares; provided, however, that each of the Company and the Underwriters will be liable for the travel expenses of their own representatives for such investor presentations or road shows and the Underwriters and Company will each pay 50% of the costs of any chartered airplanes jointly used. In connection with clause (viii) of the preceding sentence, the representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated such Time of Delivery with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company and the Selling Stockholder, shall have furnished to you their written opinions (drafts of which are attached as Annexes I and II hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(d) On the date of the Prospectus, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) The Chief Financial Officer of the Company shall have furnished to you a certificate (a draft of which is attached as Annex III hereto) dated such Time of Delivery, in form and substance satisfactory to you;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(j) The persons listed on Schedule IV hereto shall have furnished executed copies of lock-up agreements to you, substantially in the form attached as Annex IV hereto;

(k) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement; and

(l) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholder, respectively, satisfactory to you stating that, to their knowledge and in their capacity as officers of the Company or the Selling Stockholder, as the case may be, and not in their individual capacities, the representations and warranties of the Company and the Selling Stockholder, respectively, herein are true and correct, at and as of such Time of Delivery, and the Company and the Selling Stockholder have performed all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any “road show” (as defined in Rule 433 under the Act) that does not otherwise constitute an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the representatives expressly for use therein.

(b) The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Non-Prospectus Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-Prospectus Road Show in reliance upon and in conformity with the Selling Stockholder Information and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the representatives expressly for use therein; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall be limited to an amount equal to the aggregate proceeds (less underwriters’ discounts and commissions, but before expenses) received by the Selling Stockholder from the sale of the Shares sold by the Selling Stockholder pursuant to this Agreement.

(c) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the representatives expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party (i) otherwise than under such subsection and (ii) except to the extent that the indemnifying party was otherwise unaware of the proceedings and suffers actual and material prejudice as a result of such failure but shall not relieve the indemnifying party from its obligations to provide reimbursements and contribution. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholder shall have no liability under this Section 9(e) unless such Selling Stockholder would have had liability for indemnification under Section 9(b) in accordance with its terms. In addition, the Selling Stockholder shall have no liability under Sections 9(b) and 9(e) hereof in any amount in excess of the proceeds (less underwriters’ discounts and commissions but before expenses) received by the Selling Stockholder from the sale of the Shares sold by the Selling Stockholder pursuant to this Agreement.

(f) The obligations of the Company and the Selling Stockholder under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company or the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholder shall be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co., Barclays Capital Inc. or Robert W. Baird & Co. Incorporated on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, facsimile transmission, overnight courier (confirmed with return receipt), or email (confirmed by a returned email) to you as the representatives at Goldman, Sachs & Co. at 200 West Street, New York, New York 10282-2198, Attention: Registration Department (Fax: 212-902-9316), Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), and Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Equity Capital Markets Desk (Fax: 414-298-7474); and if to the Company or any signatory to a lock-up agreement referenced in (8)(i), shall be delivered or sent by mail, telex, facsimile transmission, overnight courier (confirmed with return receipt), or email (confirmed by a returned email) to MRC Global Inc., 2 Houston Center, 909 Fannin, Suite 3100, Houston, Texas 77010, Attention: Daniel J. Churay, Esq.

(Fax: 713-655-0159); and if to the Selling Stockholder shall be delivered or sent by mail, telex, facsimile transmission, overnight courier (confirmed with return receipt), or email (confirmed by a returned email) to PVF Holdings LLC c/o GS Capital Partners at 200 West Street, New York, New York 10282, Attention: Jack Daly (Fax: 212-357-5505); provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex, facsimile transmission overnight courier (confirmed with return receipt), or email (confirmed by a returned email) to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, facsimile transmission overnight courier (confirmed with return receipt), or email (confirmed by a returned email) to you as the representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Control Room (Fax: 212-902-9316), at Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133) and at Robert W. Baird & Co. Incorporated at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Equity Capital Markets Desk (Fax: 414-298-7474). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling

Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholder on other matters) or any other obligation to the Company or the Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholder have consulted their own legal and financial advisors to the extent they each have deemed appropriate. The Company and the Selling Stockholder agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or in any respect, or owe a fiduciary or similar duty to the Company or the Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Selling Stockholder agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and the Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, the Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholder are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

MRC Global Inc.

By:	/s/ Daniel J. Churay
	Name:	Daniel J. Churay
	Title:	Executive Vice President

PVF Holdings LLC

By:	/s/ Daniel J. Churay
	Name:	Daniel J. Churay
	Title:	Executive Vice President

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Vice President

Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

Robert W. Baird & Co. Incorporated

By:	/s/ Thomas E. Lange
	Name:	Thomas E. Lange
	Title:	Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.	9,200,000	1,380,000
Barclays Capital Inc.	3,220,000	483,000
Robert W. Baird & Co. Incorporated	2,300,000	345,000
Incorporated
Wells Fargo Securities, LLC	2,300,000	345,000
Stephens Inc.	2,300,000	345,000
Raymond James & Associates, Inc.	1,380,000	207,000
KeyBanc Capital Markets Inc.	920,000	138,000
William Blair & Company, L.L.C.	690,000	103,500
	690,000	103,500

Total	23,000,000	3,450,000

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised

PVF Holdings LLC	23,000,000	3,450,000

SCHEDULE III

(a) Materials and information other than the Pricing Prospectus that comprise the Pricing Disclosure Package price per share: $28.00

number of shares: 23,000,000

(b) None.

SCHEDULE IV

[List of persons subject to lock-up agreements pursuant to section 8(j)]

Directors

Andrew R. Lane

Leonard M. Anthony

Rhys J. Best

Peter C. Boylan III

Henry Cornell

Christopher A.S. Crampton

John F. Daly

Craig Ketchum

Gerard P. Krans

Dr. Cornelis A. Linse

John A. Perkins

H.B. Wehrle, III

Officers

Andrew R. Lane

James E. Braun

James F. Underhill

Daniel J. Churay

Gary A. Ittner

Rory M. Isaac

Scott A. Hutchinson

Neil P. Wagstaff

Alan H. Colonna

Significant Stockholders

PVF Holdings LLC

ANNEX I

[Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, Counsel for the Company]

Ladies and Gentlemen:

We have acted as counsel for MRC Global Inc., a Delaware corporation (the “Company”), in connection with the offering (the “Offering”) by PVF Holdings, LLC (the “Selling Stockholder”) of an aggregate of 23,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company pursuant to an underwriting agreement, dated March 6, 2013 (the “Underwriting Agreement”), among the Company, the Selling Stockholder and Goldman, Sachs & Co., Barclays Capital Inc. and Robert W. Baird & Co. Incorporated, as representatives of the underwriters. This opinion is delivered to you at the Company’s request pursuant to Section 8(c) of the Underwriting Agreement. All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by current lawyers in this firm who have represented the Company.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Underwriting Agreement (other than the Company and the Selling Stockholder) are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) the parties to the Underwriting Agreement (other than the Company and the Selling Stockholder) have the power and authority to execute and deliver the Underwriting Agreement, to perform their obligations thereunder and to consummate the transactions contemplated thereby, (iii) the Underwriting Agreement has been duly authorized, executed and delivered by all of the parties thereto (other than the Company and the Selling Stockholder), and (iv) such parties will comply with all of their obligations under the Underwriting Agreement and all laws applicable thereto.

For purposes of this opinion, (i) the “Pricing Prospectus” is the preliminary prospectus, dated March 4, 2013, related to the Shares, (ii) the “Prospectus” is the final prospectus, dated March 6, 2013, related to the Shares, (iii) the “Pricing Disclosure Package” consists of the Pricing Prospectus as of the Applicable Time, as supplemented by the information contained in Schedule II(a) to the Underwriting Agreement, and (iv) the “Applicable Time” is 5:15 p.m. (Eastern time), March 6, 2013, which is the time identified to us by the Underwriters as the time of first sale of Shares to the investors.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2. The Company has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus.

3. McJunkin Red Man Corporation is duly qualified as a foreign corporation for the transaction of business in the states listed on Schedule A to this opinion.

4. Each subsidiary of the Company listed on Schedule B hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”) is a validly existing corporation, limited liability company, or limited partnership, as applicable, in good standing under the laws of the State of Delaware.

5. The Company has an authorized equity capitalization as set forth in the Prospectus under the heading “Capitalization.”

6. The outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8. To our knowledge and except as set forth in the Registration Statement, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries that would be required by Item 103 of Regulation S-K to be disclosed in a Registration Statement on Form S-1.

9. The execution and delivery by the Company of, and the consummation by the Company of the transactions contemplated by, the Underwriting Agreement will not contravene (i) the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (ii) any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference into the Prospectus to which the Company or any of its subsidiaries is a party (collectively, the “Material Agreements”), (iii) any provision of applicable United States of America or State of New York law or any applicable provision of the General Corporation Law of the State of Delaware or (iv) any judgment, order or decree of any governmental body, agency or court of the United States, New York State or Delaware applying or interpreting the General Corporation Law of the State of Delaware, in each case identified to us on the certificate attached hereto as Annex A (the “Officer’s Certificate”).

10. No consent, approval, authorization, or order of or filing with any governmental agency or body of the United States of America, the State of New York or the State of Delaware applying or interpreting the General Corporation Law of the State of Delaware is required to be obtained or made by the Company for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except for (i) all consents, approvals, authorizations, filings or orders that have been obtained and (ii) all consents, approvals, authorizations, filings or orders that may be required under state or foreign securities or blue sky laws.

11. The statements set forth in the Prospectus under the headings “Description of Our Capital Stock” and “Underwriting (Conflicts of Interest),” insofar as such statements purport to summarize the provisions of laws or documents referred to therein, fairly summarize in all material respects, to the extent necessary for the Prospectus, such laws or documents as of their respective effective or issue dates.

12. The statements set forth in the Prospectus under the caption “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders of Common Stock,” insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize the matters set forth therein.

13. The Registration Statement has become effective under the Act; any required filing of the Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened by the Commission (as defined below) under the Act and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.

14. The Registration Statement and the Prospectus (other than the financial statements, notes and schedules thereto and other financial data or information included therein or omitted therefrom, as to which in each case we express no opinion), as of their respective effective or issue dates, appeared on their faces to be appropriately responsive as to form in all material respects to the applicable requirements of the Act and the rules thereunder.

15. The Company is not an “investment company,” as defined in the Investment Company Act of 1940, as amended.

In the course of the preparation by the Company of the Registration Statement, the Pricing Disclosure Package and the Prospectus, we participated in conferences with certain of the officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus were discussed. We did not participate in the preparation of any of the documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, other than as set forth in paragraphs 11 and 12 above and have made no independent check or verification thereof. Subject to the foregoing and on the basis of the information we gained in the course of the performance of the services referred to above, including information obtained from officers and other representatives of the Company and representatives of the independent public accountants for the Company, no facts have come to our attention that cause us to believe (i) that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) that the Pricing Disclosure Package, taken as a whole, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus, as of its date and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In each case, however, we express no view or belief with respect to the financial statements, notes and schedules thereto and other financial data or information included in or omitted from the Registration Statement, the Pricing Prospectus or the Prospectus.

The opinions set forth above are subject to the following qualifications:

A. With respect to the opinions expressed in paragraphs 1, 3 and 4 above, we have relied solely upon a certificate or certificates of public officials or upon confirmation via facsimile or electronic transmission of good standing and valid existence and/or foreign qualification provided by CT Corporation, and our opinions in paragraphs 1, 3 and 4 are expressed as of the dates set forth on such certificates or as of the time of the confirmation received via facsimile or electronic transmission.

B. With respect to the opinion expressed in paragraph 8 above, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Company and its subsidiaries, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings of the nature referred to in such paragraph 8 above. Beyond that we have not made any review, search or investigation of public files or records or files or records of the Company and its subsidiaries or its transactions or any other investigation with respect to the foregoing statement.

C. With respect to the opinions expressed above, (i) we have made no independent investigation as to whether the Material Agreements which are governed by the laws of any jurisdiction other than the State of New York will be enforced as written under the laws of such jurisdiction and (ii) we express no opinion with respect to any breach or violation of, or default under, any Material Agreement (x) not readily ascertainable from the face of such document, (y) arising under or based upon any cross-default provisions insofar as such breach, violation or default relates to a default under a document which is not a Material Agreement or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

D. With respect to the opinions expressed in paragraph 10 and clauses (iii) and (iv) of paragraph 9 above, our opinions are limited to our review of only those statutes, rules, regulations, consents, approvals, authorizations, orders and filings that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

E. We express no opinion as to, in the case of clause (iii) of paragraph 9 above, the Act, the Exchange Act, the Investment Company Act, and the rules and regulations promulgated thereunder.

F. With respect to the opinions expressed in paragraph 13 above, we have relied solely on the oral advice of the Staff of the Commission regarding the effectiveness of the Registration Statement and as to the absence of any pending or threatened stop order or any proceeding relating thereto.

G. The opinions expressed above are subject to the effect of, and we express no opinion herein as to, the application of state or foreign securities or blue sky laws or any rules and regulations thereunder, and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and other self-regulatory agencies.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied upon in any manner or for any purpose by any other person or entity (including by any person or entity that acquires Shares from you) and may not be quoted in whole or in part without our prior written consent. In addition, this letter and its benefits are not assignable without our prior written consent to any person or entity that acquires Shares from you.

Very truly yours,

[DRAFT]

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

Schedule A

California

Louisiana

New York

North Dakota

Ohio

Oklahoma

Pennsylvania

Texas

West Virginia

Wyoming

Schedule B

Entity

McJunkin Red Man Corporation

McJunkin Red Man Development Corporation

MRC Management Company

ANNEX II

[Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, Counsel for the Selling Stockholder]

Ladies and Gentlemen:

We have acted as special counsel for PVF Holdings LLC, a Delaware limited liability company (the “Selling Stockholder”), in connection with the offering by the Selling Stockholder of an aggregate of 23,000,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of MRC Global Inc., a Delaware corporation (the “Company”), pursuant to an underwriting agreement, dated March 6, 2013 (the “Underwriting Agreement”), among the Company, the Selling Stockholder, and Goldman, Sachs & Co., Barclays Capital Inc. and Robert W. Baird & Co. Incorporated, as representatives of the several Underwriters named in Schedule I thereto. This opinion is delivered to you at the Selling Stockholder’s request pursuant to Section 8(c) of the Underwriting Agreement. All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Selling Stockholder, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Selling Stockholder and others as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Selling Stockholder and others, including, but not limited to, the statements made in the certificate attached hereto as Annex A (the “Officer’s Certificate”), and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) the parties to the Underwriting Agreement (other than the Company and the Selling Stockholder) are validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) the parties to the Underwriting Agreement (other than the Company and the Selling Stockholder) have the power and authority to execute and deliver the Underwriting Agreement, to perform their obligations thereunder and to consummate the transactions contemplated thereby, (iii) the Underwriting Agreement has been duly authorized, executed and delivered by all of the parties thereto (other than the Company and the Selling Stockholder), and (iv) such parties will comply with all of their obligations under the Underwriting Agreement and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

2. The execution and delivery by the Selling Stockholder of, and the consummation by the Selling Stockholder of the transactions contemplated by, the Underwriting Agreement will not contravene (a) the certificate of formation or the limited liability company agreement of the Selling Stockholder, (b) any agreement identified to us in the Officer’s Certificate, (c) any provision of applicable United States of America or State of New York law or any applicable provision of the Delaware Limited Liability Company Act, or (d) any judgment, order or decree of any governmental body, agency or court of the United States, New York State or Delaware applying or interpreting the Delaware Limited Liability Company Act, in each case identified to us on the Officer’s Certificate.

3. No consent, approval, authorization, or order of or filing with any governmental agency or body of the United States of America, the State of New York or the State of Delaware applying or interpreting the Delaware Limited Liability Company Act is required to be obtained or made by the Selling Stockholder for the sale and delivery of the Shares to be sold by the Selling Stockholder or the consummation by the Selling Stockholder of the transactions contemplated by the Underwriting Agreement, except for (i) all consents, approvals, authorizations, filings or orders that have been obtained and (ii) all consents, approvals, authorizations, filings or orders that may be required under state or foreign securities or blue sky laws.

4. Upon (i) payment for the Shares to be sold by the Selling Stockholder pursuant to the Underwriting Agreement, (ii) delivery of certificates representing such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), together with a valid indorsement of such certificates to DTC or in blank, (iii) registration of such Shares in the name of

Cede or such other nominee by the Company and (iv) DTC indicating by book entry on its records that such Shares have been credited to the securities accounts of the Underwriters, (A) DTC will be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the Uniform Commercial Code of the State of New York in effect on the date hereof (the “UCC”), (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement (as defined in Section 8-102 of the UCC) in respect of such Shares, and (C) under Section 8-502 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement (having assumed for purposes of our opinions in this paragraph 4 that when such payment, delivery, registration and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (z) none of DTC or the Underwriters have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) to the Shares, and (aa) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC).

The opinions set forth above are subject to the following qualifications:

A. With respect to the opinions expressed in paragraph 2 above: (i) we have made no independent investigation as to whether the agreements or instruments identified to us in the Officer’s Certificate which are governed by the laws of any jurisdiction other than the State of New York will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any breach or violation of, or default under, any agreement or instrument (x) not readily ascertainable from the face of such document, (y) arising under or based upon any cross-default provisions insofar as such breach, violation or default relates to a default under a document which is not identified to us in the Officer’s Certificate or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

B. With respect to the opinions expressed in paragraphs 2(c), 2(d) and 3 above, our opinions are limited to our review of only those statutes, rules, regulations, consents, approvals, authorizations, orders or filings that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, excluding laws, regulations, consents, approvals, authorizations, or orders, that are applicable to the Selling Stockholder solely because of its specific status (including regulatory status), other than its status as a selling stockholder.

C. The opinions expressed in paragraph 4 above are limited to Article 8 of the UCC. Terms used in paragraph 4, and not otherwise defined herein, have the meanings assigned to such terms in Article 8 of the UCC.

D. The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or blue sky laws or any rules and regulations thereunder, the antifraud or disclosure laws and rules under federal or state securities laws, the Investment Company Act of 1940 and the rules and regulations of FINRA and other self-regulatory agencies.

E. We express no opinion as to whether the Selling Stockholder is required on or subsequent to the date hereof to make any filings with the Securities and Exchange Commission pursuant to Sections 13 or 16 of the Exchange Act.

F. References in this letter to the Selling Stockholder refer to such Selling Stockholder solely in its capacity as a selling stockholder and not in any other capacity.

G. We make no statement herein with respect to any tax matters, including the tax effect of the transaction on the Selling Stockholder.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the Delaware Limited Liability Company Act, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied upon in any manner or for any purpose by any other person or entity (including by any person or entity that acquires Shares from you) and may not be quoted in whole or in part without our prior written consent. In addition, this letter and its benefits are not assignable without our prior written consent to any person or entity that acquires Shares from you.

Very truly yours,

[DRAFT]

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

ANNEX III

[Form of CFO Certificate]

MRC Global Inc.

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

March 12, 2013

Reference is hereby made to (i) the Underwriting Agreement dated March 6, 2013 (the “Underwriting Agreement”) among MRC Global Inc., a Delaware corporation (the “Company”), PVF Holdings LLC, a Delaware limited liability company (the “Selling Stockholder”), and Goldman, Sachs & Co., Barclays Capital Inc. and Robert W. Baird & Co. Incorporated, as representatives of the several underwriters listed in Schedule I thereto (the “Underwriters”) and (ii) the Company’s registration statement on Form S-3 (Reg. No. 333-187034), filed with the Securities and Exchange Commission on March 4, 2013, the preliminary prospectus supplement dated March 4, 2013 and the prospectus supplement dated March 6, 2013 (collectively, the “Registration Statement”), in connection with an offering (the “Offering”) by the Selling Stockholder of 23,000,000 shares of common stock, par value $0.01 per share, of the Company. Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement. Attached hereto as Annex A are selected pages from the Registration Statement and the documents incorporated by reference into the Registration Statement for which you have asked me to provide certification of the following items listed below.

In connection with the Offering and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, James E. Braun, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section 8(e) of the Underwriting Agreement that, to the best of my knowledge and after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

1.	With respect to the items marked with a “A” on Annex A, such information (a) is derived from the books and records of the Company and its subsidiaries, (b) fairly presents in all material respects the Company’s calculation of the aforementioned information for the period presented and (c) is, as of the date of the certificate, a true and accurate measurement of the data it is intended to represent for the periods presented, in all material respects. We note that total liquidity, Adjusted EBITDA, Adjusted EBITDA RONA and adjustments required to compute those amounts are non-GAAP financial measures and therefore are not prepared in accordance with GAAP.

2.	With respect to the items marked with a “B” on Annex A, such information (a) is derived from, and is in agreement with, the internal records of the Company and its subsidiaries,

(b) fairly presents in all material respects the Company’s calculation of the aforementioned information for the periods presented and (c) is, as of the date of the certificate, a true and accurate measurement of the data it is intended to represent for the periods presented, in all material respects.

3.	With respect to the item marked with an “C” on Annex A, such information was derived by applying the Company’s U.S. tax rate to the Company’s tax LIFO reserve. Each of such information, the U.S. tax rate and the tax LIFO reserve (a) is derived from, and is in agreement with, the internal records of the Company and its subsidiaries (in the case of the U.S. tax rate, is derived from the Company’s tax records, which are part of the Company’s internal books and records), (b) fairly presents in all material respects the Company’s calculation of the aforementioned information, U.S. tax rate and tax LIFO reserve for the periods presented and (c) is, as of the date of the certificate, a true and accurate measurement of the data it is intended to represent for the periods presented, in all material respects.

4.	With respect to the items marked with an “D” on Annex A, such information was derived from the financial statements of the acquired entities as provided to the Company in connection with the acquisition of such companies. While such financial statements were not audited in connection with the Company’s acquisition of such companies, such information is, as of the date of the certificate, a true and accurate measurement of the data it is intended to represent for the periods presented, in all material respects.

IN WITNESS WHEREOF, the undersigned has signed his name as of the date first written above.

MRC Global Inc.

By:
	Name:	James E. Braun
	Title:	Chief Financial Officer

[Signature Page to Certificate of the Chief Financial Officer]

ANNEX A

ANNEX IV

[Form of Lock-Up Agreement]

MRC Global Inc.

Lock-Up Agreement

[Date]

Goldman, Sachs & Co.

Barclays Capital Inc.

Robert W. Baird & Co. Incorporated

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Re:	MRC Global Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with MRC Global Inc., a Delaware corporation (the “Company”), and the Selling Stockholder named in Schedule II to such agreement, providing for a public offering of the common stock, $0.01 par value, of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following

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paragraph (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, or any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the date of the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) by will or other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that the recipient agrees in writing to be bound by the terms of this Lock-Up Agreement, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) through the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the Stockholder Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (v) to its affiliates, shareholders, members or partners, so long as the recipients agree in writing to be bound by the terms of this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value or be required or be voluntarily reported in any public report or filing with the SEC (other than a filing on Form 5 after the expiration of the Stockholder Lock-Up Period), (vi) to any corporation, partnership, limited liability company or other entity with whom the transferor shares in common an investment manager or advisor, in each case who has investment discretionary authority with respect to the transferor’s and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement, so long as such entity agrees in writing to be bound by the terms of this Lock-Up Agreement, and provided further that any such

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transfer shall not involve a disposition for value or be required or be voluntarily reported in any public report or filing with the SEC (other than a filing on Form 5 after the expiration of the Stockholder Lock-Up Period) or (vii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions. In addition, any of the Company’s common stock acquired by the undersigned on the open market will not be subject to this Lock-Up Agreement, provided that no public report or filing with the SEC reporting a reduction in beneficial ownership of Shares (other than a filing on Form 5 after the expiration of the Stockholder Lock-Up Period) shall be required or voluntarily made in connection with any such open-market transactions.

[Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its affiliates, other than the undersigned, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]1

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall automatically terminate and be of no further force and effect if (i) the Representatives, on behalf of the Underwriters, advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the public offering of the Shares, (ii) the Public Offering Date shall not have occurred on or before May 31, 2013, or (iii) the Underwriting Agreement is terminated pursuant to its terms with respect to all (but not less than all) Shares.

[1]	For the PVF Holdings and GS directors’ Lock-ups

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Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

[Signature page to MRC Global Inc. Lock-Up Agreement]

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